UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2009

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

(Name of Registrant)

Texas (State or other jurisdiction of incorporation or organization)	000-28312 (Commission File Number)	71-0785261 (I.R.S. Employer Identification Number)

1401 Highway 62-65 North, Harrison, Arkansas		72601
(Address of principal executive officers)		(Zip Code)

(870) 741-7641

(Registrant’s telephone number,

including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 6, 2009, First Federal Bancshares of Arkansas, Inc. (the “Company”) entered into a Letter Agreement, which incorporates by reference the Securities Purchase Agreement — Standard Terms (the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold to the Treasury for an aggregate purchase price of $16.5 million in cash (i) 16,500 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 321,847 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), exercisable at an initial price of $7.69 per share.  In addition, the Company entered into a letter agreement (“ARRA Letter Agreement”), dated March 6, 2009, with the Treasury confirming the applicability of the provisions of the American Recovery and Reinvestment Act of 2009 (the “ARRA”) to the transaction documents.  The description of the Purchase Agreement contained or incorporated herein is a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter.  Pursuant to the terms of the ARRA and the ARRA Letter Agreement, the Company may, upon consultation with its primary federal regulator, redeem the shares of Preferred Stock from Treasury at any time, without regard to whether the Company has replaced such funds from any source or to any waiting period.  Upon repayment of the amount received for the Preferred Stock, Treasury will liquidate the associated Warrant in accordance with the ARRA and any rules and regulations thereunder.  The Preferred Stock is generally non-voting.  The description of the Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Statement of Designations, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an initial per share exercise price of $7.69 per share.  The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the initial exercise price.  Upon repayment by the Company of the amount received for the Preferred Stock, Treasury will liquidate the associated Warrant in accordance with the ARRA and any rules and regulations thereunder.  If the Company receives aggregate gross cash proceeds of not less than $16.5 million from Qualified Equity Offerings (as defined in the Statement of Designations) on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares of Common Stock, taking into account all adjustments, underlying the Warrant.  Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.  The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Warrant, which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

The Company has agreed to register the Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant.  None of the Preferred Stock, the Warrant or the Warrant Shares will be subject to any contractual restrictions on transfer, except as described above.

In the Purchase Agreement, the Company agreed that it will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”), as amended by ARRA, and as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, as amended.  Pursuant to the restrictions on executive compensation and severance payments imposed by the EESA, as amended, the Company and First Federal Bank and each of Larry J. Brandt, the Chief Executive Officer, Tommy W. Richardson, the Executive Vice President and Chief Operating Officer and Sherri R. Billings, the Executive Vice President and Chief Financial Officer entered into amendments to their respective Amended and Restated Employment Agreements, a copy of which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.  The Company and the Bank also entered into amendments to the Amended and Restated Change In Control Agreements with Ross Mallioux, the President-Western Division and Chief Lending Officer, Jeffrey L. Brandt, the Executive Vice President and director and certain other officers of the Bank to comply with the executive compensation and severance payment restrictions of EESA, as amended.  A copy of the amendment to the Amended and Restated Employment Agreements is attached as Exhibit 10.4 hereto and is incorporated herein by reference.   Such restrictions on executive compensation will apply during the period that any obligation arising from financial assistance provided to the Company under TARP remains outstanding pursuant to the TARP Capital Purchase Program (“CPP”), excluding any period in which the federal government only holds warrants to purchase Common Stock of the Company.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The issuance and sale of the Preferred Stock and the Warrant is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS.

Under the terms of the Purchase Agreement, prior to March 6, 2012, unless the Company has redeemed the Preferred Stock or Treasury has transferred the Preferred Stock to a third party, the consent of Treasury will be required for the Company to (1) declare or pay any dividend or make any distribution on its Common Stock (other than regular quarterly cash dividends of not more than $0.16 per share of Common Stock) or (2) redeem, purchase or acquire any shares of the Company’s Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

In addition, pursuant to the Statement of Designations described in Item 5.03 below, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

In addition to the restrictions on dividends pursuant to the Purchase Agreement and the Certificate of Designations, the Company also has a limitation upon payment of dividends as a result of a voluntary agreement made with the Regional Director of the U.S. Office of Thrift Supervision (“OTS”), which is discussed in this Form 8-K under Item 8.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information concerning executive compensation set forth under Item 1.01 is incorporated by reference into this Item 5.02.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Company has filed a Statement of Designations (the “Statement of Designations”) with the Secretary of State of the State of Texas for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock.  The Preferred Stock has a liquidation preference of $1,000 per share.  The Statement of Designations is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

ITEM 7.01	REGULATION FD DISCLOSURE.

On March 6, 2009, the Company issued a press release announcing its participation in the Treasury’s TARP CPP.  A copy of this press release is furnished as Exhibit 99.1 hereto.

The information in this press release shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference.

ITEM 8.01	OTHER EVENTS.

In connection with the Company’s participation in the CCP, the Company voluntarily agreed with the Regional Director of the OTS to restrict its ability to pay future quarterly dividends to the holders of Company Common Stock in excess of $.01 per share. This dividend restriction on the shares of Common Stock is effective and is expected to continue until such time as (i) the Preferred Stock is no longer outstanding; (ii) the Company receives approval from the OTS to increase future quarterly dividends on its common stock; or (iii) the OTS Regional Director removes the dividend restriction on Company common stock.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHBIT

3.1	Statement of Designations for the Preferred Stock

4.1	Form of Certificate for the Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated March 6, 2009, between First Federal Bancshares of Arkansas, Inc. and the U.S. Department of the Treasury

10.2	ARRA Letter Agreement, dated March 6, 2009, between First Federal Bancshares of Arkansas, Inc. and the U.S. Department of the Treasury

10.3

Form of Amendment to the Amended and Restated Employment Agreements among First Federal Bancshares of Arkansas, Inc., First Federal Bank and each of, Larry J. Brandt, Tommy W. Richardson and Sherri R. Billings

10.4	Form of Amendment to the Amended and Restated Change In Control Agreements among First Federal Bancshares of Arkansas, Inc., First Federal Bank and each of Ross Mallioux and Jeffrey L. Brandt

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2009	FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

	By:	/s/	Larry J. Brandt
	Name:		Larry J. Brandt
Title: President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHBIT

3.1	Statement of Designations for the Preferred Stock

4.1	Form of Certificate for the Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated March 6, 2009, between First Federal Bancshares of Arkansas, Inc. and the U.S. Department of the Treasury

10.2	ARRA Letter Agreement, dated March 6, 2009, between First Federal Bancshares of Arkansas, Inc. and the U.S. Department of the Treasury

10.3	Form of Amended and Restated Amendment to the Employment Agreements for each of Larry J. Brandt, Tommy W. Richardson and Sherri R. Billings

10.4	Form of Amendment to the Amended and Restated Change In Control Agreements among First Federal Bancshares of Arkansas, Inc., First Federal Bank and each of Ross Mallioux and Jeffrey L. Brandt

99.1	Press Release